UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 3, 2025

CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10865 Road to the Cure, Suite 150, San Diego, California (Address of principal executive offices)	92121 (Zip Code)

(858) 727-1755

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	CAPR	The Nasdaq Capital Market

Item 7.01	Regulation FD Disclosure.

On December 3, 2025, Capricor Therapeutics, Inc. (the “Company”) announced positive topline results from its pivotal Phase 3 HOPE-3 clinical trial. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01 of this Current Report on Form 8-K.

The information under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any of the Company’s filings under the Exchange Act, unless expressly set forth as being incorporated by reference into such filing.

Item 8.01	Other Events.

As disclosed above, the Company announced positive topline results from its pivotal Phase 3 HOPE-3 clinical trial. HOPE-3 is a randomized, double-blind, placebo-controlled Phase 3 clinical trial evaluating Deramiocel in boys and young men with Duchenne muscular dystrophy. The study randomized 106 participants across 20 leading U.S. clinical sites. Participants received intravenous Deramiocel at 150 million cells per infusion or placebo every three months for a 12-month period. The average age of participants was approximately 15 years and all were on a stable corticosteroid regimen throughout the study. Baseline demographics were well balanced between treatment arms, approximately 90 percent were receiving cardiac medications at baseline, and over 75 percent had diagnosed cardiomyopathy. Deramiocel maintained a favorable safety and tolerability profile consistent with prior clinical experience.

Topline Efficacy Results

Endpoint	% Slowing of Progression[3] (Deramiocel vs. Placebo)	p-value
Performance of Upper Limb (PUL v2.0) Total Score[1] (Primary, n=105)	54%	p=0.029
Left Ventricular Ejection Fraction (LVEF %)[2] (Key Secondary, n=83)	91%	p=0.041

¹ n reflects the number of patients in the ITT population with evaluable PUL v2.0 assessments at 12 months.

2 n reflects the number of patients in the ITT population with centrally reviewed and evaluable cardiac MRI LVEF assessments at 12 months.

3 Percent slowing is calculated as the treatment difference divided by the placebo change from baseline.

The Company expects that detailed HOPE-3 results will be submitted for presentation at a future scientific meeting and for publication in a peer-reviewed journal. Concurrently, the Company and its commercial partner, Nippon Shinyaku (U.S. subsidiary, NS Pharma, Inc.) are advancing launch readiness activities aimed to support timely patient access to Deramiocel, pending potential regulatory approval.

Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding the efficacy, safety, and intended utilization of the Company’s product candidates; the initiation, conduct, size, timing and results of clinical trials; the pace of enrollment of clinical trials; plans regarding regulatory filings, future research and clinical trials; regulatory developments involving products, including future interactions with regulatory authorities and the ability to obtain regulatory approvals or otherwise bring products to market; manufacturing capabilities; dates for regulatory meetings; the potential that required regulatory inspections may be delayed or not be successful which would delay or prevent product approval; the ability to achieve product milestones and to receive milestone payments from commercial partners; and any other statements about the Company’s management team’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “could,” “anticipates,” “expects,” “estimates,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. More information about these and other risks that may impact the Company’s business is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on March 26,

2025, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, as filed with the Securities and Exchange Commission on November 10, 2025. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update these forward-looking statements.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, titled “Capricor Therapeutics Announces Positive Topline Results from Pivotal Phase 3 HOPE-3 Study of Deramiocel in Duchenne Muscular Dystrophy”, dated December 3, 2025.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: December 3, 2025	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer

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